UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2009
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01 Financial Statements and Exhibits	5

EX-10.1

i

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e)
2009 Executive Officer Bonus Plan
     On February 27, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Tekelec (“Tekelec” or the “Company”) recommended for approval, and the Company’s Board of Directors (the “Board”) approved, the Tekelec 2009 Executive Officer Bonus Plan (the “Plan”).
     Under the terms of the Plan, each executive officer of the Company named as an eligible officer therein (or designated by the Board as an eligible officer) is eligible to receive a cash bonus for 2009 based upon a specified percentage of his or her annual base salary. Specifically, each eligible officer is entitled to receive such a bonus based on the degree to which the Company achieves for 2009 pre-set financial targets consisting of: (i) a consolidated operating income from continuing operations before bonus (as adjusted to exclude the effects of equity incentive compensation expense, restructuring charges, impairment charges, acquisition-related amortization and other mergers and acquisitions-related charges or income, and similar charges or income) target (the “operating income target”), (ii) a revenue target, and (iii) an orders target.
     On February 27, 2009, the Board, upon the recommendation of the Compensation Committee, also approved the operating income target, the revenue target, and the orders target for 2009 under the Plan.
     The specific amounts of the bonuses will be computed in accordance with the formulas set forth in the Plan. Bonuses are payable in one lump sum within 30 days after the Company’s consolidated financial results covering the year ending December 31, 2009 have been filed with the Securities and Exchange Commission (the “Commission”).
     All payouts under the Plan are contingent upon the Company’s performing at or above 80% of the operating income target for the year.  If Tekelec does not achieve 80% of the operating income target, no bonuses will be paid under the Plan.
     An eligible officer is entitled to receive bonuses under the Plan only if he or she is actively employed by Tekelec or one of its subsidiaries as an eligible officer on the date on which the bonuses are paid, unless the Board waives this requirement. If an executive officer commences his or her employment as an eligible officer during the first, second or third calendar quarters of 2009, any bonuses payable for 2009 will be subject to pro rata adjustment in accordance with the provisions of the Plan. If an executive officer commences his or her employment as an eligible officer during the fourth calendar quarter of 2009, the officer will not be eligible to receive a bonus under the Plan.
     The following table sets out the target and maximum bonus amounts payable under the Plan to Tekelec’s current executive officers (the “Named Executive Officers”) who were listed in the Summary Compensation Table included in the Proxy Statement relating to the Company’s 2008

Annual Meeting of Shareholders, as filed with the Commission on April 9, 2008, assuming the officers’ current base salaries remain in effect through December 31, 2009:

	Target	Maximum
Name and Title of Named Executive Officer	Bonus for 2009	Bonus for 2009
Frank Plastina President and Chief Executive Officer	$684,000	$1,026,000

William H. Everett Executive Vice President and Chief Financial Officer	$324,000	$486,000

Ronald J. de Lange Executive Vice President, Global Product Solutions	$279,000	$418,500

Gregory S. Rush Vice President, Corporate Controller and Chief Accounting Officer	$123,500	$185,250

Stuart H. Kupinsky Senior Vice President, Corporate Affairs and General Counsel	$217,000	$325,500
     The target bonus amounts set forth above are based on the Company’s achievement of 100% of its financial performance objectives for 2009. The maximum bonus amounts are based on the Company’s achievement of 120% or more of its targeted operating income and orders objectives for 2009.
     The Plan also allows the Company to award discretionary bonuses to eligible officers for 2009.
     The Board may amend, modify, or terminate the Plan, or any payment owed thereunder, at any time without prior notice to participants; provided, however, that neither the Plan nor any payments owed thereunder may be amended, modified or terminated after the Company files with the Commission its financial statements covering the year ending December 31, 2009.
     Any Board approval or other determination under the Plan has been or will be made by the Board based upon the recommendation of the Compensation Committee. In the event that the Board does not accept the recommendation of the Compensation Committee with regard to any such matter, the Plan provides for the matter to be decided by the “independent” (as defined by the rules of The NASDAQ Stock Market LLC) directors of the Company.
     The foregoing description of the Plan is subject to, and qualified in its entirety by, the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Grants to Named Executive Officers
     On February 27, 2009, the Compensation Committee granted long-term equity incentive compensation awards to the Named Executive Officers under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”). The grants to the Named Executive Officers were in the forms of (i) share appreciation rights (except that Mr. Rush did not receive share appreciation rights), (ii) performance-based restricted stock units and (iii) service-based restricted stock units.
     Share Appreciation Rights
     The share appreciation rights (“SARs”) granted to the Named Executive Officers (other than Mr. Rush) have a grant price of $12.26 (i.e., the closing sales price of the Company’s Common Stock on the date of grant) and vest in four equal annual installments commencing on February 27, 2010. If exercised, the SARs will be settled in shares of the Company’s Common Stock. The vesting of each installment is subject to the officer’s continued employment with the Company (or one of its affiliates) through the vesting date. The following table sets forth the numbers of SARs that were granted to each of the Named Executive Officers who received SARs:

Name and Title of Named Executive Officer	Number of SARS
Frank Plastina President and Chief Executive Officer	57,000

William H. Everett Executive Vice President and Chief Financial Officer	34,000

Ronald J. de Lange Executive Vice President, Global Product Solutions	34,000

Stuart H. Kupinsky Senior Vice President, Corporate Affairs and General Counsel	34,000
     The SARs are also subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of SAR Award Agreement attached to the 2003 Plan. The 2003 Plan, including the form of the SAR Award Agreement, is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Commission on May 22, 2008.
     Performance-Based Restricted Stock Units
     Each of the restricted stock units (“RSUs”) granted to the Named Executive Officers represents a contingent right to receive one share of the Company’s Common Stock. The performance-based RSUs that were granted to the Named Executive Officers will become earned and eligible for service-based vesting based on the extent to which the Company achieves minimum, target and maximum revenue objectives for the one-year period beginning on January 1, 2009 and ending on December 31, 2009.

     The number of RSUs that will be earned by a Named Executive Officer if the minimum revenue objective is met is equal to 50% of the number of RSUs that will be earned if the target revenue objective is met. The number of RSUs that will be earned if the maximum revenue objective is met is equal to 150% of the number of RSUs that will be earned if the target revenue objective is met. The following table sets forth for the Named Executive Officers the specific numbers of RSUs that will become earned and eligible for service-based vesting if the minimum, target or maximum revenue objectives are achieved. If the Company achieves revenues that fall between the minimum and target revenue objectives, or between the target and maximum revenue objectives, the RSUs will become earned and eligible for vesting on a pro rata basis. If the Company does not achieve at least the minimum revenue objective, the RSUs will be forfeited in their entirety.

	Total Number of RSUs Earned if:
	Minimum	Target	Maximum
	Revenue	Revenue	Revenue
	Objective is	Objective is	Objective is
Name and Title of Named Executive Officer	Achieved	Achieved	Achieved
Frank Plastina President and Chief Executive Officer	30,000	60,000	90,000

William H. Everett Executive Vice President and Chief Financial Officer	17,000	34,000	51,000

Ronald J. de Lange Executive Vice President, Global Product Solutions	17,000	34,000	51,000

Gregory S. Rush Vice President, Corporate Controller and Chief Accounting Officer	3,750	7,500	11,250

Stuart H. Kupinsky Senior Vice President, Corporate Affairs and General Counsel	14,500	29,000	43,500
     To the extent that the RSUs are earned and become eligible for vesting, the RSUs will vest February 27, 2012, subject to the officer’s continued employment with the Company through the vesting date.
     All of the performance-based RSUs are also subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of Restricted Stock Unit Award Agreement attached to the 2003 Plan.
     As indicated above under “Share Appreciation Rights,” the 2003 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Commission on May 22, 2008.

     Service-Based Restricted Stock Units
     The service-based RSUs granted to the Named Executive Officers vest in four equal annual installments commencing on February 27, 2010, subject to the officer’s continued employment with the Company through the applicable vesting date. The following table sets forth the number of service-based RSUs that were granted to the Named Executive Officers:

Number
Name and Title of Named Executive Officer	of RSUs
Frank Plastina President and Chief Executive Officer	30,000

William H. Everett Executive Vice President and Chief Financial Officer	17,000

Ronald J. de Lange Executive Vice President, Global Product Solutions	17,000

Gregory S. Rush Vice President, Corporate Controller and Chief Accounting Officer	7,500

Stuart H. Kupinsky Senior Vice President, Corporate Affairs and General Counsel	14,000
     All of the service-based RSUs are also subject to customary terms and conditions which are set forth in the 2003 Plan and in the form of Restricted Stock Unit Award Agreement attached to the 2003 Plan.
     As indicated above under “Share Appreciation Rights,” the 2003 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-15135), as filed with the Commission on May 22, 2008.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
The following exhibit is filed as a part of this Form 8-K:

Exhibit No.	Description

10.1	2009 Executive Officer Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: March 5, 2009	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2009 Executive Officer Bonus Plan